SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act

Date of Report (Date of earliest event reported): July 17, 2003

Burlington Northern Santa Fe Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(I.R.S. Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, Texas 76131-2830

(Address of Principal Executive Offices) (Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, If Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

On July 17, 2003, Burlington Northern Santa Fe issued a press release announcing that its Board of Directors voted to increase its next quarterly dividend from 12 cents per share to 15 cents per share on outstanding common stock. This press release is attached as an exhibit to this Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

See Exhibits Index included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date: July 17, 2003	By:	/s/ Jeffrey R. Moreland
Jeffrey R. Moreland
Executive Vice President Law & Government Affairs and Secretary

BURLINGTON NORTHERN SANTA FE CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description

99.1	Burlington Northern Santa Fe Corporation press release dated July 17, 2003.